                                                                    Exhibit 4.21


                               February 25, 1998


To the attached Distribution List


         Re: Credit Agreement by and among Forest City Rental Properties Corporation, as Borrower, and the Lending Institutions named on the attached Distribution List other than U.S. Bank National Association (the "Original Banks"), KeyBank National Association, as Administrative Agent for the Original Banks and, National City Bank as Syndication Agent for the Original Banks, dated as of December 10, 1997, as amended by First Amendment to Credit Agreement among the same parties but adding to the Original Banks U.S. Bank National Association (all of the Lending Institutions listed on the attached Distribution List are referred to herein as the "Banks"), dated as of January 20, 1998 (the "Credit Agreement") and the Guaranty of Payment of Debt by Forest City Enterprises, Inc. in favor of the Original Banks, dated as of December 10, 1997, and as amended by the First Amendment to Guaranty of Payment of Debt, by Forest City Enterprises, Inc. in favor of the Banks, dated as of January 20, 1998 (the "Guaranty")


Ladies and Gentlemen:

                  This letter will set forth our agreements with you concerning certain amendments we have requested to the Credit Agreement and the Guaranty and the terms and conditions on which you are willing to agree to our requests. Unless otherwise defined herein, all terms shall have the respective meaning ascribed to them in the Credit Agreement or the Guaranty, as the case may be.

                  The Guarantor proposes to issue senior notes in the original principal amount of $200,000,000 under the terms of an indenture (the "Indenture"), the material terms of which are summarized in the Description of Notes attached hereto as Exhibit A and made a part hereof (the "Description of Notes; the notes so described are referred to herein as the "Senior Notes"). It is understood and agreed by the parties hereto that the Description of Notes may be modified by the Guarantor to insert pricing information in the various blanks without the consent of any Bank, provided, however, that the maturity date shall be at least ten (10) years after the issuance date of the Senior Notes, the interest payments shall be not less frequently than semi-annually and there shall be no change in any redemption provisions included therein, nor shall any additional redemption provisions be added (other than insertion of the redemption dates and prices, provided, however, that the lockout periods for optional redemptions, which are specified in the Description of Notes to end on March ___, 2003 and on March ___, 2001, shall not be decreased).

                  We have represented to you, and hereby confirm, that the entire net proceeds of the Senior Notes will be invested by the Guarantor as equity in the Borrower, that a portion of the funds received by the Borrower will be used to pay the entire outstanding balance of the Initial

Term Loans and the Revolving Loans, and that the balance will be used for general corporate purposes of the Borrower, including projects under current development.

         The indebtedness of the Guarantor under the Senior Notes and the related Indenture would violate the terms of the Guaranty. Accordingly, we request that the Guaranty be amended to permit the Senior Notes. We also request that the Credit Agreement be amended by increasing the total Revolving Loan Commitments to $225,000,000 and by eliminating the Banks' Commitments to make the Initial Term Loans in the aggregate principal amount of $60,000,000. We understand that the consent of all of the Banks is required.

         We understand that you are willing to enter into amendments to the Credit Agreement and/or the Guaranty to reflect our requests set forth above, subject to the following terms and conditions:

         1. INCREASE IN REVOLVING LOAN COMMITMENT TO $225,000,000. The Maximum Amount of the Revolving Loan Commitment of each Bank shall be amended on a pro rata basis to reflect the increase of the aggregate Revolving Loan Commitments of the Banks to $225,000,000, as set forth on Exhibit B to this letter.

         2. QUARTERLY REDUCTION IN REVOLVING LOAN COMMITMENT. On each Quarterly Date commencing with April 1, 1998, the aggregate Revolving Loan Commitment shall be reduced by $2,500,000 and the Maximum Amount of the Revolving Loan Commitment of each Bank shall be reduced by such Bank's pro rata share of the aggregate $2,500,000 reduction. If and to the extent that, upon giving effect to such reduction, the outstanding principal balance of the Loans will exceed the aggregate Revolving Loan Commitment, then the Borrower also shall, on such Quarterly Date, make a principal payment sufficient to reduce the outstanding principal balance of the Loans to an amount less than or equal to the reduced aggregate Revolving Loan Commitment.

         3. RESTRICTIONS ON DIVIDENDS. The Credit Agreement shall be amended to prohibit payment by the Borrower of (a) any dividends (in cash or otherwise) or any other distributions in respect of its capital stock, or any loans by the Borrower to the Guarantor (any such dividends, distributions or loans are referred to hereinafter as "Distributions"), in the event of and during the continuance of any failure by the Borrower or the Guarantor to make payment of principal, interest or any other charge due, whether at maturity or by acceleration, under the Credit Agreement or the Guaranty (a "Payment Default"), and (b) of any Distributions in excess of the sum of amounts sufficient to pay, when due, all interest payments in respect of the Senior Notes and amounts sufficient to pay, when due, all taxes of the Company, in the event of and during the continuance of any Event of Default under the Credit Agreement or the Guaranty other than a Payment Default, with the further understanding that any such Distributions permitted by the foregoing shall be applied by the Company strictly to the permitted uses specified above. Further, the Guaranty shall be amended to prohibit the Guarantor from causing the Borrower to pay, or from accepting, (i) any Distributions in the event of and during the continuance of Payment Default under the Credit Agreement or the Guaranty and (ii) any Distributions in excess of the sum of amounts sufficient to pay, when due, all interest payments in respect of the Senior Notes and amounts sufficient to pay, when due, all taxes of the Company, in the event of any

Event of Default under the Credit Agreement or the Guaranty other than a Payment Default under the Credit Agreement or the Guaranty, with the further understanding that any such Distributions permitted by the foregoing shall be applied by the Company strictly to the permitted uses specified above.

          4. RESTRICTIONS ON PAYMENTS TO SENIOR NOTE HOLDERS. The Guaranty shall be amended to provide that the Guarantor shall not make any payment on account of the Senior Notes in the event of and during the continuance of any failure by the Borrower or the Guarantor to make payment of principal, interest or any other charge due, whether at maturity or by acceleration, under the Credit Agreement or the Guaranty.

          5. CROSS-DEFAULT PROVISIONS: The Credit Agreement and the Guaranty shall be amended to provide that the Borrower and the Guarantor shall provide notice to the Banks of any default under the Senior Notes or the Indenture or other documents relating thereto (after giving effect to any applicable grace periods), and the occurrence of any such default (after giving effect to any applicable grace periods) shall constitute an Event of Default under the Credit Agreement and under the Guaranty. However, the Senior Notes, the Indenture or any other documents relating thereto may NOT provide that an Event of Default under the Credit Agreement and/or under the Guaranty shall constitute a default under the Senior Notes, the Indenture or any other documents relating thereto, except in the case of any Event of Default which results in the acceleration of the payment of the Debt or constitutes the failure to pay the Debt when due at maturity or after acceleration.

          6. PROHIBITION OF UPSTREAM GUARANTY OF SENIOR NOTES BY THE BORROWER. The Credit Agreement shall be amended to prohibit expressly any guaranty of the Senior Notes, the Indenture or any other documents relating thereto, or any amendment thereto, by the Borrower. The Guaranty shall be amended to prohibit expressly the Guarantor from causing the Borrower to provide any such guaranty.

          7. BANK'S CONSENT REQUIRED FOR AMENDMENTS TO SENIOR NOTES. The Guaranty shall be amended to prohibit any amendment or modification of the Final Drafts (as hereinafter defined) of the Senior Notes, the Indenture or any other document related thereto without the prior written consent of the Required Banks, other than amendments or modifications that do not adversely affect the Credit Agreement and the Guaranty or their relationship to the Senior Notes, the Indenture or any other documents relating thereto. The Guarantor shall provide to the Banks not less than thirty (30) days prior written notice of any such proposed amendment or modification, accompanied by a copy thereof, whether or not the Guarantor believes that the consent of the Required Banks is needed therefor.

          8. BANKS' CONSENT REQUIRED FOR OPTIONAL REDEMPTION, ETC. The Guaranty shall be amended to prohibit any optional redemption or defeasance of the Senior Notes by the Guarantor without the prior written consent of the Required Banks.

          9. CHANGE OF CONTROL. The provisions of the Credit Agreement shall be amended to substitute for clause (i) of the definition of "Change of Ownership Event" the provisions of the definition of "Change of Control" set forth in the Description of Notes.

         10. FEE TO BANKS. Not later than upon the execution of the formal amendment to the Credit Agreement contemplated by this letter agreement, Borrower shall pay to the Banks a fee equal to 25 basis points times the $60,000,000 increase in the aggregate Revolving Loan Commitment. The fee will be distributed to the Banks pro rata, based upon the Maximum Amount of the Revolving Loan Commitment of each Bank.

         11. NO MATERIAL CHANGES TO SENIOR NOTES DOCUMENTS. The agreement of the Banks to the foregoing is subject to the final drafts of the Senior Notes, the Indenture and any other document relating thereto, including, without limitation, the final draft of the Description of Notes, containing no change of a material nature as compared to the Description of Notes attached hereto, other than as to the insertion of the pricing information as permitted by the second grammatical paragraph of this letter (such final drafts, conforming with the provisions of this letter, are referred to as the "Final Drafts").

         12. AMENDMENT DOCUMENTS. An amendment to the Credit Agreement and the Guaranty incorporating the foregoing provisions and corresponding changes to the Credit Agreement and Guaranty, as well as substitute Notes, will be prepared by counsel for the Agents and circulated for signature in due course. In addition, as we have previously discussed, the amendment to the Credit Agreement will modify Section 4.03(b) to provide for payment of interest on all Loans subject to the LIBOR Rate Option, in arrears, on the first day of each calendar month. Execution of this letter agreement confirms the agreement of all parties hereto to execute the amendments contemplated above, provided that the amendment documents shall conform in all material respect to the foregoing terms and provisions. Furthermore, the amendments to the Credit Agreement and the Guaranty contemplated above shall be executed by all parties prior to issuance of the Senior Notes, all parties agreeing to cooperate and use reasonable efforts to achieve completion of the execution of the amendment by March 10, 1998. This letter agreement is binding upon the Borrower, the Guarantor and the Banks, and their respective successors and assigns.

         The foregoing terms and conditions are accepted by the Borrower and the Guarantor. Kindly execute the enclosed copies of this letter to confirm your agreement likewise therewith. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         Thank you for your courtesies in considering our requested changes.

                           Forest City Enterprises, Inc.

                           By: /s/ Forest City Enterprises, Inc.
                              ---------------------------------

                           Title:
                                 ------------------------------

                                          Forest City Rental Properties
                                                    Corporation


                                          By: /s/ Forest City Rental Properties Corporation
                                              ---------------------------------------------
                                          Title:
                                                -------------------------------------------


                    Agreed and accepted by:

                                          KeyBank National Association,
                                                    Individually and as Administrative
                                                    Agent

                                          By: /s/ KeyBank National Association
                                              ---------------------------------------------
                                          Title:
                                                -------------------------------------------


                                          National City Bank, individually and as
                                                    Syndication Agent

                                          By: /s/ National City Bank
                                              ---------------------------------------------
                                          Title:
                                                -------------------------------------------


                                          The Huntington National Bank

                                          By: /s/ The Huntington National Bank
                                              ---------------------------------------------
                                          Title:
                                                -------------------------------------------


                                          Comerica Bank

                                          By: /s/ Comerica Bank
                                              ---------------------------------------------
                                          Title:
                                                -------------------------------------------


                                          First Merit Bank

                                          By: /s/ First Merit Bank
                                              ---------------------------------------------
                                          Title:
                                                -------------------------------------------


                                          Credit Lyonnais

                                          By: /s/ Credit Lyonnais
                                              ---------------------------------------------
                                          Title:
                                                -------------------------------------------


                                          Star Bank

                                          By: /s/ Star Bank
                                              ---------------------------------------------

                                          Title:
                                                -------------------------------------------

                                          Manufacturers and Traders Trust
                                                    Company

                                          By: /s/ Manufacturers and Traders Trust Company
                                             ----------------------------------------------
                                          Title:
                                                -------------------------------------------

                                          U.S. Bank National Association

                                          By: /s/ U.S. Bank National Association
                                             ----------------------------------------------
                                          Title:
                                                -------------------------------------------